UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2013, Commercial Vehicle Group, Inc. (the “Company”) announced the realignment of its executive team, effective August 1, 2013. In connection with the realignment, Kevin Frailey, the Company’s Executive Vice President & General Manager of Electrical Systems, was appointed President of Global Construction, Agriculture & Military, Patrick Miller was appointed President of Global Truck & Bus and Timo Haatanen was appointed President of Global Aftermarket and Structures. These three presidents will be responsible for carrying out the Company’s strategy.

Gerald L. Armstrong, the Company’s President of North & South American Markets, will leave the Company effective September 1, 2013. As previously announced, Gordon Boyd, the Company’s President of Indian & Australian Markets, will retire on September 1, 2013.

In connection with Mr. Armstrong’s departure, the Company and Mr. Armstrong expect to enter into a separation agreement, the terms of which are currently being negotiated by the Company and Mr. Armstrong.

A copy of the press release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

August 5, 2013	By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer